Exhibit 10.1B

INSIGHT COMMUNICATIONS COMPANY, INC.

1999 EQUITY INCENTIVE PLAN

RESTRICTED SHARES AND DEFERRED STOCK

AWARD AGREEMENT

AGREEMENT, dated as of                      20     (“Grant Date”), between Insight Communications Company, Inc., a Delaware corporation (the “Company”), and                      (the “Grantee”).

W I T N E S S E T H:

WHEREAS, the Board of Directors of the Company (the “Board”) has adopted the Insight Communications Company, Inc. 1999 Equity Incentive Plan, as amended (the “Plan”), which Plan authorizes the grant of restricted shares of the Company’s common stock, $.01 par value (“Common Stock”), as well as the grant of deferred shares of Common Stock, to directors, officers, employees and consultants of the Company or any of its affiliates; and

WHEREAS, the Company, upon the authorization and direction of the Committee, has determined that it would be in the best interests of the Company to grant the restricted shares and to permit the Grantee to receive all or a portion of such restricted shares in the form of deferred stock as documented herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Grant of Restricted Shares and Deferred Stock. Subject to the terms and conditions of the Plan and as set forth herein, the Company hereby grants to the Grantee, as of the date hereof,                  shares of Class A Common Stock,                  shares of which Grantee hereby elects to receive in the form of Deferred Stock and the remaining shares of which shall be granted in the form of Restricted Shares.

2. Transfer Restrictions. Neither the Restricted Shares nor the Deferred Stock may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee, and any purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any subsidiary of the Company. The Restricted Shares and Deferred Stock shall be subject to a risk of forfeiture upon the Grantee’s Termination of Employment (as defined in Section 6 below) until the end of the Vesting Date (as defined in Section 6 below).

3. Stock Power and Delivery of Restricted Shares. Certificates representing the Restricted Shares will be held by the Company for the Grantee until the Vesting Date. Upon issuance of the Restricted Shares in the Grantee’s name, the Grantee will be the holder of record of the Restricted Shares and will have all rights of a shareholder with respect to such shares (including the right to vote such shares at any meeting of shareholders of the Company and the right to receive all dividends paid with respect to such shares), subject only to the terms and conditions imposed by this Agreement. The Grantee agrees to sign and deliver to the Company a stock power relating to the Restricted Shares.

If any Restricted Shares are forfeited hereunder at any time prior to the Vesting Date of such Restricted Shares, appropriate officers of the Company shall direct the transfer agent and registrar of the Company’s Common Stock to make appropriate entries upon their records showing cancellation of the certificate or certificates for such Restricted Shares.

Upon vesting of any shares of Restricted Shares hereunder in accordance with Section 6 or Section 7 below, and the Grantee’s delivery to the Company of the amount necessary to satisfy the Company’s federal, state and local employment and income tax withholding obligation as provided in Section 11, the Company shall cancel the stock power with respect to such vested Restricted Shares and the Company shall deliver such shares to the Grantee. Thereafter, such shares shall cease to be Restricted Shares and shall be nonforfeitable and freely transferable, except as provided in Section 11.

4. Delivery of Common Stock in Settlement of Deferred Stock. The Company will deliver Common Stock certificates to the Grantee in settlement of all vested shares of Deferred Stock on the last business day of the week following the week of Grantee’s Termination of Employment (the “Settlement Date”); provided that no such delivery shall be made until the Grantee has delivered to the Company the amount necessary for the Company to satisfy its federal, state and local employment and income tax withholding obligation as provided in Section 11.

The Grantee shall have no right to receive the Common Stock certificates in settlement of the Deferred Stock until the Settlement Date and shall have no rights as a stockholder of the Company with respect to the Deferred Stock until the Company delivers such Common Stock certificates. Upon issuance of the shares of Common Stock in the Grantee’s name in settlement of the Deferred Stock, the Grantee will be the holder of record of such Common Stock and will have all rights of a shareholder with respect to such shares (including the right to vote such shares at any meeting of shareholders of the Company and the right to receive all dividends paid with respect to such shares).

5. Dividend Equivalents on Deferred Stock. Whenever dividends are paid or distributions made with respect to shares of Common Stock, the Grantee will be credited with Dividend Equivalents (as defined in the Plan) with respect to the Deferred Stock credited to the Grantee as of the record date for such dividend or distribution. Such Dividend Equivalents will credited to the Grantee in the form of additional shares of Deferred Stock in a number determined by dividing the aggregate value of such Dividend Equivalents by the fair market value of a share of Common Stock at the payment date of the dividend or distribution (rounding to the nearest whole number of shares). The additional Deferred Stock credited to Grantee pursuant to this Section 5 will be subject to the same vesting and delivery conditions that apply to the shares of Deferred Stock with respect to which the Dividend Equivalents are issued.

6. Vesting. The number of shares set forth below shall vest as of the “Vesting Dates” specified in the Table below, provided that the Grantee has not had a Termination of Employment (as defined below) prior to such Vesting Date.

Vesting Date	Number of Shares Vesting

The number of Restricted Shares vesting as of any Vesting Date shall be the total number of shares vesting as of such Vesting Date as set forth in the Table above multiplied by a fraction the numerator of which is the total number of Restricted Shares granted pursuant to Section 1 of this Agreement and the denominator of which is the sum of the total number of Restricted Shares and the total number of shares of Deferred Stock granted pursuant to Section 1 of this Agreement (with any fraction of a share rounded to the nearest whole share). The number of shares of Deferred Stock vesting as of any Vesting Date shall be the total number of shares vesting as of such Vesting Date as set forth in the Table above reduced by the number of Restricted Shares vesting as of such Vesting Date.

For purposes of this Agreement, the Grantee will have a “Termination of Employment” on the date the Grantee ceases, for any or no reason, to provide services to the Company or any of its subsidiaries in the capacity of an employee. Except as provided in Section 7, if the Grantee’s has a Termination of Employment prior to the Vesting Date, the Grantee will immediately forfeit all remaining Restricted Shares and all unvested shares of Deferred Stock, and all of the Grantee’s rights to and interest in such remaining Restricted Shares and unvested Deferred Stock shall terminate upon forfeiture without payment of any consideration.

7. Acceleration of Vesting. Notwithstanding Section 6, upon the Grantee’s Termination of Employment due to death or disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”)), all Restricted Shares and all shares of Deferred Stock granted hereunder shall immediately vest.

8. No Special Employment Rights. Neither the granting nor the vesting of the Restricted Shares or Deferred Stock under this Agreement shall be construed to confer upon the Grantee any right with respect to the continuation of the Grantee’s employment by the Company (or any affiliate of the Company) or interfere in any way with the right of the Company (or any affiliate of the Company), subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Grantee from the rate in existence as of the date hereof.

9. Investment Intent; Transfer Restrictions. The Grantee is acquiring the Restricted Shares (and will acquire any Common Stock issued in settlement of the Deferred Stock) for the Grantee’s own account for investment purposes only and not with a present view to, or for resale in connection with, any distribution thereof, or any direct or indirect participation in any such distribution, in whole or in part, within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). No arrangement exists between the Grantee and the Company and any other person regarding the resale or distribution of the Restricted Shares (or any Common Stock to be delivered in settlement of the Deferred Stock). The Grantee understands that the right to transfer Restricted Shares or unrestricted shares of Common Stock obtained upon vesting of the Restricted Shares (or upon settlement of the Deferred Stock) is not permitted absent registration under the Securities Act or an exemption therefrom.

The Company may, without liability for its good faith actions, place legend restrictions upon the Restricted Shares or unrestricted Common Stock obtained upon vesting of the Restricted Shares (or upon settlement of the Deferred Stock) and issue “stop transfer” instructions requiring compliance with applicable securities laws and the terms of the Restricted Shares.

10. Amendment. Subject to the terms and conditions of the Plan, the Board or the committee appointed by the Board to administer the Plan, whichever shall then have authority to administer the Plan, may amend this Agreement with the consent of the Grantee when and subject to such conditions as are deemed to be in the best interests of the Company and in accordance with the purposes of the Plan.

11. Tax Withholding. Whenever any Restricted Shares vest under the terms of this Agreement and whenever any Common Stock is delivered in settlement of Deferred Stock under the terms of this Agreement (each a “Taxable Event”), the Grantee must remit or, in appropriate cases, agree to remit when due, the minimum amount necessary for the Company to satisfy all of its federal, state and local withholding (including FICA) tax requirements relating to such Taxable Event. The Committee may require the Grantee to satisfy these minimum withholding tax obligations by any (or a combination) of the following means: (i) a cash payment; (ii) withholding from compensation otherwise payable to the Grantee; (iii) authorizing the Company to withhold from the shares of Common Stock deliverable to the Grantee as a result of the vesting of Restricted Shares or in settlement of Deferred Stock, as applicable, a number of shares having a fair market value, as of the date the withholding tax obligation arises, less than or equal to the amount of the withholding obligation; or (iv) delivering to the Company unencumbered “Mature Shares” (as defined below) of Common Stock having a fair market value, as of the date the withholding tax obligation arises, less than or equal to the amount of the withholding obligation. The Company will not deliver to the Grantee the shares of Common Stock otherwise deliverable to the Grantee as a result of the vesting of Restricted Shares or in settlement of Deferred Stock unless the Grantee remits (or in appropriate cases agrees to remit) all withholding tax requirements relating to the Taxable Event.

The term “Mature Shares” as used herein shall mean shares of Common Stock for which the holder has good title, free and clear of all liens and encumbrances, and which such holder either (i) has held for at least six months or (ii) has purchased on the open market.

12. Notices. Any communication or notice required or permitted to be given hereunder shall be in writing, and, if to the Company, to its principal place of business, attention: Secretary, and, if to the Grantee, to the address as appearing on the records of the Company. Such communication or notice shall be deemed given if and when (a) properly addressed and posted by registered or certified mail, postage prepaid, or (b) delivered by hand.

13. Incorporation of Plan by Reference. The Deferred Stock and Restricted Shares are granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and this Agreement shall in all respects be interpreted in accordance with the terms of the Plan. Capitalized terms appearing herein that are not otherwise defined shall have the respective meanings ascribed thereto in the Plan. The Board or the Committee, whichever shall then have authority to administer the Plan, shall interpret and construe the Plan and this Agreement, and their interpretations and determinations shall be conclusive and binding upon the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

14. Governing Law. The validity, construction and interpretation of this Agreement shall be governed by and determined in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date above written.

INSIGHT COMMUNICATIONS COMPANY, INC.

By:

GRANTEE:
[Name of Grantee]